Exhibit 10.41

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT FOR AXON GROWTH TECHNOLOGIES

THIS SECOND AMENDMENT TO THE EXCLUSIVE LICENSE AGREEMENT FOR AXON GROWTH TECHNOLOGIES (the “Amendment”) is made and entered into effective as of December 23rd, 2003 (the “Amendment Effective Date”), by and between RENOVIS, INC., a Delaware corporation (“Renovis”) having its place of business at Two Corporate Drive, South San Francisco, CA 94080, and THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation (“The Regents”) whose legal address is 1111 Franklin Street, 12 Floor, Oakland, California 94607-5300, acting through its Office of Technology Licensing at the University of California, Berkeley, California 94720-1620. Renovis and The Regents may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS

A. Renovis and The Regents entered into an Exclusive License Agreement for Axon Growth Technologies (the “Agreement”) effective June 1, 2001, whereby The Regents granted to Renovis an exclusive license to certain axon growth technologies potentially useful for discovering and developing therapeutic drugs.

B. Effective December 15, 2002, the Parties amended the Agreement by that First Amendment to the Exclusive License Agreement for Axon Growth Technologies.

C. The Parties desire to further amend the terms of the Agreement as provided in this Amendment to clarify the rights and obligations of Renovis with respect to sublicensing and to provide Renovis’ sublicensee(s) with certain rights to further sublicense under the Agreement.

NOW, THEREFORE, the Parties agree as follows:

1.	AMENDMENT OF THE AGREEMENT

The Parties hereby agree to amend the terms of the Agreement as provided below, effective as of the Amendment Effective Date. To the extent that the Agreement is explicitly amended by this Amendment, the terms of the Amendment will control where the terms of the Agreement are contrary to or conflict with the following provisions. Where the Agreement is not explicitly amended, the terms of the Agreement will remain in force. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are defined in the Agreement.

1.1 Amendment to Article 2.5. A new sentence is added to the end of Article 2.5 as follows:

“Also for purposes of this definition, sales of LICENSED PRODUCTS or LICENSE METHODS by and between LICENSEE and a SUBLICENSEE, or from a SUBLICENSEE to its further SUBLICENSEE(s), are excluded from this definition of NET SALES, provided that the final sales of LICENSED PRODUCTS or LICENSE METHODS by such SUBLICENSEE(s) to third parties who are not AFFILIATEs or SUBLICENSEEs are properly included in NET SALES.”

1.2 Amendment to Article 2.7. A new sentence is added to the end of Article 2.7 as follows:

“When used in connection with a SUBLICENSEE, the term “AFFILIATE” shall have the same meaning as set forth in this Article but solely with respect to that SUBLICENSEE rather than LICENSEE.”

1.3 New Article 2.9. A new Article 2.9 is hereby added to the Agreement as follows:

“2.9 “SUBLICENSEE” or “sublicensee” means any person(s) or entity(ies) to whom any of the license rights granted to LICENSEE hereunder are sublicensed by LICENSEE, and shall include any further sublicensee to a SUBLICENSEE.”

1.4 Amendment of Article 4.1(d). Article 4.1(d) of the Agreement is hereby deleted and replaced in its entirety as follows:

“4.1(d) A SUBLICENSEE shall have the right to grant further sublicenses to its AFFILIATE(s) and/or third parties to the extent SUBLICENSEE deems such sublicenses are commercially reasonable, useful or necessary for the development and/or commercialization of LICENSED PRODUCTS or LICENSED METHODS in accordance with this AGREEMENT; provided that (i) each such sublicense is subject to a written sublicense agreement and is bound by all of the applicable terms, conditions, obligations, restrictions and other covenants of this AGREEMENT that protect or benefit the REGENTS’, HHMI’s (and, if applicable, the U.S. Government’s and other sponsors’) rights and interests; and (ii) SUBLICENSEE shall, within 30 days of issuing any further sublicenses, furnish to REGENTS, subject to any confidentiality provisions with third parties, all material terms of any such sublicenses pertaining to the REGENTS and/or HHMI’s interests, including the SUBLICENSEE name and address.”

1.5 New Article 4.7. A new Article 4.7 is hereby added to the Agreement as follows:

“4.7 In the event that a SUBLICENSEE needs to grant further sublicenses to its AFFILIATES and/or other third parties, it shall have the right to do so as deemed commercially reasonable or necessary by SUBLICENSEE for the development and/or commercialization of LICENSED PRODUCTS or LICENSED METHODS in accordance with this AGREEMENT. All such further sublicenses shall comply with each of the applicable requirements for sublicensing set forth in this AGREEMENT as if it were a sublicense from LICENSEE to a SUBLICENSEE. In order to establish all amounts owed hereunder, LICENSEE covenants that it shall require each SUBLICENSEE (and shall require each SUBLICENSEE to require the same from each further SUBLICENSEE) to report to LICENSEE all information (with the same frequency) that LICENSEE is obligated to provide to REGENTS hereunder or necessary for LICENSEE to satisfy its obligations to REGENTS under Article 4 and Article 6, and LICENSEE shall make such reports available to the REGENTS. For the avoidance of doubt, each further SUBLICENSEE shall have the right to grant further sublicenses in accordance with the terms of this Article 4.7 as if it were a direct SUBLICENSEE of LICENSEE.”

2.	MISCELLANEOUS

2.1 Full Force and Effect. This Amendment amends the terms of the Agreement and is deemed incorporated into, and governed by all other terms of, the Agreement. The provisions of the Agreement, as amended by this Amendment, remain in full force and effect.

2.2 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment in duplicate originals by their authorized officers as of the Effective Date.

RENOVIS, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ JOHN A. KOLLINS	By:	/s/ ILLEGIBLE

Title:	VP Business Development	Title:	Director, UCB OTL

Date:	12/23/2003	Date:	12/23/03